Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-47530, 33-58300, 333-4530, 333-38981, 333-86935, 333-76076, and 333-87898 on Form S-8 and No. 333-87866 on Form S-3 of Unitrin, Inc. and subsidiaries of our reports dated January 28, 2004, appearing and incorporated by reference in this Annual Report on Form 10-K of Unitrin, Inc. and subsidiaries for the year ended December 31, 2003.

Deloitte & Touche LLP

Chicago, Illinois

January 28, 2004